American Honda Finance Corporation
Servicer's Certificate - Honda Auto Lease Trust 1999-A
Distribution Date of August 15, 2001 for the Collection Period of July 1, 2001 through July 31, 2001

Pool Data - Original Deal Parameters
Aggregate Net Investment Value (ANIV)		3,300,158,606.28

Servicer Advance		-
Servicer Payahead		7,383,934.30
Number of Contracts		172,598
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.29%
Weighted Average Remaining Term		30.48
Servicing Fee Percentage (annual)		1.00%

Pool Data - Current Month
Aggregate Net Investment Value		1,720,111,853.96
Number of Current Contracts		115,850
Weighted Average Lease Rate (Discounted)		9.03%
Weighted Average Lease Rate		6.24%
Weighted Average Remaining Term		7.59

Reserve Fund:
Initial Deposit Amount		115,274,540.12
Specified Reserve Fund Percentage (if Tests i, ii and iii are satisfied)		5.50%
Specified Reserve Fund Amount (if Tests i, ii and iii are satisfied)		181,145,705.90
Specified Reserve Fund Percentage (if Tests i, ii or iii are not satisfied)		6.50%
Specified Reserve Fund Amount (if Tests i, ii or iii are not satisfied)		214,081,288.79

Beginning Balance		180,515,131.30
Net Investment Income Retained		-
Deposit Amount		630,574.60
Withdrawal Amount		1,753,892.40
Excess Reserve Amount Released		-
Ending Balance		179,391,813.50
Specified Reserve Fund Balance		181,145,705.90
Net Investment Income		574,516.61
Cumulative Withdrawal Amount		7,965,126.80

Credit Losses :	Vehicle Count	Amount
Contracts Charged-off During the Collection Period	166
Discounted Principal Balance		2,359,092.50
Net Liquidation Proceeds for the Collection Period		(1,909,633.30)
Recoveries - Previously Charged-off Contracts		458,224.26
Aggregate Credit Losses for the Collection Period		(8,765.06)

Repossessions for the Collection Period		120
Cumulative Credit Losses for all Periods		10,375,393.10

Ratio of Net Credit Losses to the Average ANIV Balance
for Each Collection Period:
Second Preceding Collection Period		0.18%
First Preceding Collection Period		0.16%
Current Collection Period		-0.01%
Test (i) (Charge-off Rate Test)
Three Month Average		0.11%
Charge-off Rate Test (Test satisfied if <= 1.5%)		Test Satisfied

						Discounted
Delinquent Contracts:			Percent	Accounts	Percent	Principal Balance
31-60 Days Delinquent			1.03%	1,196	1.00%	17,241,813.47
61-90 Days Delinquent			0.18%	203	0.17%	2,939,659.57
Over 90 Days Delinquent			0.13%	146	0.12%	2,101,942.88
Total Delinquencies				1,545		22,283,415.92

Ratio of Number of Contracts Delinquent More than 60 days to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period						0.29%
First Preceding Collection Period						0.29%
Current Collection Period						0.30%

Test (ii) (Delinquency Rate Test)
Three Month Average						0.29%
Delinquency Rate Test (Test satisfied if <= 1.5%)						Test Satisfied

Residual Value (Gain) Loss:				Vehicles
Matured Lease Vehicle Inventory Sold				1960		29,004,024.52
Net Liquidation Proceeds						(26,881,975.37)
Net Residual Value (Gain) Loss						2,122,049.15
Cumulative Residual Value (Gain) Loss all periods						12,210,457.87

				Average		Average
Matured Vehicles Sold for	Number	Scheduled	Sale	Net Liquidation		Residual
Each Collection Period:	Sold	Maturities	Ratio	Proceeds		Value
Second Preceding Collection Period	2298	3406	67.47%	13,634.89		14,570.33
First Preceding Collection Period	3653	3203	100%	13,769.53		14,658.25
Current Collection Period	1960	2437	80.43%	13,715.29		14,797.97
Three Month Average				13,706.57		14,675.52
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value						93.40%

				Current Period
Test (iii) (Residual Value Test)				Amount/Ratio		Test Met?
a) Number of Vehicles Sold > 45% of Scheduled Maturities and >= 500 Scheduled Maturities				80.43%		No
b) 3 Month Average Matured Leased Vehicle Proceeds < 75% of Average Residual Values				93.40%		Yes
Residual Value Test (Test satisfied if tests a or b = Yes)						Test Satisfied

Servicer's Fee Due:						Amount
Prior Cumulative Servicer's Fee Shortfall						-
Servicer's Fee Due This Collection Period						1,524,770.09
Servicer's Fee Paid						1,524,770.09
Current Cumulative Servicer's Fee Shortfall						-

Advances and Payaheads :						Amount
Advances
Prior Outstanding Servicer Advances						1,091,049.48
Net Advance/(Recovery) This Period						298,838.55
Nonrecoverable Prior Advances						(301,539.25)
Current Outstanding Servicer Advances						1,088,348.78
Payahead Account
Prior Outstanding Payahead Balance						5,845,501.00
Net Allocation/(Collections) of Advanced Payments This Period						145,483.20
Current Outstanding Payahead Balance						5,700,017.80

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Collections:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	12,764,249.66	12,738,721.16	-	-	-	-	-
Interest Related To Prepayments in Full	113,182.88	112,956.51	-	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-	-	-	-
Interest Related to Reallocation Payments	17,695.73	17,660.34	-	-	-	-	-
Excess Liquidation Proceeds	-	-	-	-	-	-	-
Recoveries	458,224.26	457,307.81	-	-	-	-	-
Available Interest	13,353,352.53	13,326,645.82	-	-	-	-	-
Principal
Scheduled Principal Collections	23,002,864.87	22,956,859.14	-	-	-	-	-
Prepayments In Full	18,530,265.50	18,493,204.97	-	-	-	-	-
Full Term and Over Term Payoffs	35,313,409.70	35,242,782.88	-	-	-	-	-
Reallocation Payment	1,532,267.14	1,529,202.61	-	-	-	-	-
Net Liquidation Proceeds	28,791,608.67	28,734,025.45	-	-	-	-	-
Available Principal	107,170,415.88	106,956,075.05	-	-	-	-	-
Withdrawal from Reserve Fund	1,753,892.40	1,753,892.40
Total of Sources for Distribution	122,277,660.81

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Distributions:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Transferor Interest	23,657.16	-	-	-	-	-	-
Capped Trustee Fees	-	-	-	-	-	-	-
Class A Interest	8,134,814.23	8,134,814.23	-	-	-	3,662,689.23	4,472,125.00
Class A Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class B Interest	365,750.00	365,750.00	-	-	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class C Interest	379,500.00	379,500.00	-	-	-	-	-
Class C Interest Carryover Shortfalls	-	-	-	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-	-	-	-
Other Capped Trustee Fees	-	-	-	-	-	-	-
Servicer's Fee	1,524,770.09	1,521,720.55	-	-	-	-	-
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-	-	-	-
Reserve Fund Deposit	630,574.60	630,574.60	-	-	-	-	-
Certificate Interest	1,181,088.66	1,181,088.66	-	-	-	-	-
Certificate Interest Carryover Shortfall	572,803.74	572,803.74	-	-	-	-	-
Excess Interest to Transferor	-	-	-	-	-	-	-
Total Distributions of Interest	12,812,958.48	12,786,251.78	-	-	-	3,662,689.23	4,472,125.00

Principal
Transferor Principal	214,340.83	-	-	-	-	-	-
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	106,956,075.05	106,956,075.05	-	-	-	106,956,075.05	-
Principal Distribution to A-5, B and C Notes	-	-	-	-	-	-	-
Principal Distribution to Certificates	-	-	-	-	-	-	-
Class A Covered Loss Amount	2,294,286.45	2,294,286.45	-	-	-	2,294,286.45	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-	-	-	-
Total Distributions of Principal	109,464,702.33	109,250,361.49	-	-	-	109,250,361.49	-

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	569,528.95	-	-	-	-	-
Current Period Increase (Decrease)	-	(569,528.95)	-	-	-	-	-
Ending Balance	-	-	-	-	-	-	-
Note/Certificate Principal Loss Amount	-	-	-	-	-	-	-
Beginning Balance	5,842,080.99	5,790,642.00	-	-	-	-	-
Current Period Increase (Decrease)	310,813.87	305,375.08	-	-	-	-	-
Ending Balance	6,152,894.86	6,096,017.08	-	-	-	-	-

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Total Distributions to Noteholders and Certificateholders:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest Distributions	12,812,958.48	12,786,251.78	-	-	-	3,662,689.23	4,472,125.00
Principal Distributions	109,464,702.33	109,250,361.49	-	-	-	109,250,361.49	-
Total Distributions	122,277,660.81	122,036,613.27	-	-	-	112,913,050.73	4,472,125.00

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	3,300,158,606.28	-	-	-	-	-	-
Initial Note/Certificate Balance	-	3,293,558,289.00	380,000,000.00	360,000,000.00	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV	-	99.80%	11.51%	10.91%	12.12%	30.30%	24.45%
Class Allocation Percentage	-	-	12.89%	12.22%	13.57%	33.93%	27.38%
Note/Certificate Factor	-	-	1.00	1.00	1.00	1.00	1.00
Note/Certificate Rate	-	0.00%	5.445%	5.875%	6.100%	6.450%	6.650%
Servicer Advance	-
Servicer Payahead	7,383,934.30
Number of Contracts	172,598
Weighted Average Lease Rate	6.29%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	30.48
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)	1,829,724,104.65
Note/Certificate Balance		1,825,837,277.94	-	-	-	681,430,555.17	807,000,000.00
Percent of ANIV		99.79%	0.00%	0.00%	0.00%	37.24%	44.11%
Class Allocation Percentage			0.00%	0.00%	0.00%	45.78%	54.22%
Note/Certificate Factor	-		-	-	-	0.68	1.00
Servicer Advance	1,091,049.48
Servicer Payahead	5,845,501.00
Number of Contracts	122,002.00
Weighted Average Lease Rate	6.25%
Weighted Average Lease Rate (Discounted)	9.03%
Weighted Average Remaining Term	8.27
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			30	30	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)	1,720,111,853.96
Note/Certificate Balance		1,716,314,837.56	-	-	-	572,180,193.68	807,000,000.00
Percent of ANIV		99.78%	0.00%	0.00%	0.00%	33.26%	46.92%
Class Allocation Percentage			0.00%	0.00%	0.00%	41.49%	58.51%
Note/Certificate Factor			-	-	-	0.57	1.00
Servicer Advance	1,088,348.78
Servicer Payahead	5,700,017.80
Number of Contracts	115,850
Weighted Average Lease Rate	6.24%
Weighted Average Lease Rate (Discounted)	9.03%
Weighted Average Remaining Term	7.59
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			31	31	30	30	30

	Class B	Class C	Certificate	Transferor Interest
Collections:	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	-	-	-	25,528.50
Interest Related To Prepayments in Full	-	-	-	226.37
Interest Related To Full Term and Over Term Payoffs	-	-	-	-
Interest Related to Reallocation Payments	-	-	-	35.39
Excess Liquidation Proceeds	-	-	-	-
Recoveries	-	-	-	916.45
Available Interest	-	-	-	26,706.71
Principal
Scheduled Principal Collections	-	-	-	46,005.73
Prepayments In Full	-	-	-	37,060.53
Full Term and Over Term Payoffs	-	-	-	70,626.82
Reallocation Payment	-	-	-	3,064.53
Net Liquidation Proceeds	-	-	-	57,583.22
Available Principal	-	-	-	214,340.83
Withdrawal from Reserve Fund
Total of Sources for Distribution

	Class B	Class C	Certificate	Transferor Interest
Distributions:	Balance	Balance	Balance	Balance
Interest
Transferor Interest	-	-	-	23,657.16
Capped Trustee Fees	-	-	-	-
Class A Interest	-	-	-	-
Class A Interest Carryover Shortfalls	-	-	-	-
Class B Interest	365,750.00	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-
Class C Interest	-	379,500.00	-	-
Class C Interest Carryover Shortfalls	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-
Other Capped Trustee Fees	-	-	-	-
Servicer's Fee	-	-	-	3,049.54
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-
Reserve Fund Deposit	-	-	-	-
Certificate Interest	-	-	1,181,088.66	-
Certificate Interest Carryover Shortfall	-	-	572,803.74	-
Excess Interest to Transferor	-	-	-	-
Total Distributions of Interest	365,750.00	379,500.00	1,753,892.40	26,706.71

Principal
Transferor Principal	-	-	-	214,340.83
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-
Principal Distribution to A-5, B and C Notes	-	-	-	-
Principal Distribution to Certificates	-	-	-	-
Class A Covered Loss Amount	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-
Total Distributions of Principal	-	-	-	214,340.83

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	-	569,528.95
Current Period Increase (Decrease)	-	-	(569,528.95)
Ending Balance	-	-	-
Note/Certificate Principal Loss Amount
Beginning Balance	-	-	5,790,642.00	51,438.99
Current Period Increase (Decrease)	-	-	305,375.08	5,438.79
Ending Balance	-	-	6,096,017.08	56,877.78

	Class B	Class C	Certificate	Transferor Interest
Total Distributions to Noteholders and Certificateholders:	Balance	Balance	Balance	Balance
Interest Distributions	365,750.00	379,500.00	1,753,892.40	26,706.71
Principal Distributions	-	-	-	214,340.83
Total Distributions	365,750.00	379,500.00	1,753,892.40	241,047.54

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Initial Note/Certificate Balance	66,000,000.00	66,000,000.00	214,558,289.00	6,600,317.28
Percent of ANIV	2.00%	2.00%	6.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	1.00
Note/Certificate Rate	6.650%	6.900%	6.900%
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	66,000,000.00	66,000,000.00	205,406,722.77	3,886,826.71
Percent of ANIV	3.61%	3.61%	11.23%	0.21%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	0.96
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	66,000,000.00	66,000,000.00	205,134,643.88	3,797,016.40
Percent of ANIV	3.84%	3.84%	11.93%	0.22%
Class Allocation Percentage	100.00%	100.00%	100.00%	0.00%
Note/Certificate Factor	1.00	1.00	0.96
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

By:
/s/ John Weisickle
John Weisickle, Vice President

Last Updated on 08/13/2001
By American Honda Motors Company